                                  SCHEDULE 14A

                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                           BRADLEY REAL ESTATE, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee if offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

  (1) Amount Previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

                           BRADLEY REAL ESTATE, INC.
                         40 SKOKIE BOULEVARD, SUITE 600
                        NORTHBROOK, ILLINOIS 60062-1626

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 11, 2000

                                                                  March 30, 2000

 To Stockholders of

   BRADLEY REAL ESTATE, INC.:

   The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Bradley Real Estate, Inc. (the "Company") will be held at 11:00 a.m., local time, on the 57th floor of BANK ONE's corporate offices, 1 Bank One Plaza, Chicago, Illinois on Thursday, May 11, 2000 for the following purposes:

  1. To elect two Directors of the Company to serve for three-year terms until the 2003 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

  2. To consider and act upon any other matters which may properly be brought before the Annual Meeting and any adjournments or postponements thereof as well as on matters related to the conduct of the meeting.

   The close of business on March 17, 2000 has been fixed by the Company's Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors:

                                          MARIANNE DUNN, Secretary


 IMPORTANT REMINDER: Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. Stockholders of record may revoke their proxies in writing or at the Annual Meeting if they wish to vote in person.

                           BRADLEY REAL ESTATE, INC.
                         40 Skokie Boulevard, Suite 600
                        Northbrook, Illinois 60062-1626

                                PROXY STATEMENT

   Proxies in the form of the enclosed proxy card are solicited by the Board of Directors of Bradley Real Estate, Inc., a Maryland corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 11, 2000 on the 57th floor of BANK ONE's corporate offices, 1 Bank One Plaza, Chicago, Illinois at 11:00 a.m. local time. The Board has fixed the close of business on March 17, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of shares of the common stock, par value $.01 per share, of the Company (the "Common Shares") and/or shares of the 8.4% Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares," and together with the Common Shares, the "Shares") at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had (i) 22,252,586 Common Shares outstanding, each of which is entitled to one vote with respect to each matter submitted at the Annual Meeting and (ii) 3,478,219 Preferred Shares outstanding, each of which is entitled to one vote for each share of the Common Shares into which the holder's Preferred Shares are convertible, which as of the date of this Proxy Statement is 1.0208 votes per Preferred Share.

   At the Annual Meeting, stockholders will be asked to vote upon the election of two Directors of the Company. Stockholders of the Company will vote together as a single class on the election of Directors. The presence, in person or by proxy, of Shares entitled to cast at least a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions contained therein. If no specific voting instructions are indicated on the proxy, the Shares represented thereby will be voted in favor of the Directors nominated by the Board and in the named proxies' discretion as to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof as well as on matters related to the conduct of the Meeting. Any proxy may be revoked by the holder of record at any time before it is voted, by written notice to the Company, by executing and duly delivering a proxy bearing a later date or by voting in person at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a stockholder at the Annual Meeting will not constitute a revocation of a previously delivered proxy.

   The Notice of Annual Meeting, the Proxy Statement and the proxy card, together with the Company's Annual Report for 1999, are first being mailed to stockholders on or about March 30, 2000.

                            I. ELECTION OF DIRECTORS

A.Information Regarding Nominees and Directors

   The Charter and the Bylaws of the Company provide for a staggered board, consisting of the number of Directors designated from time to time by the Board of Directors, divided into three classes. The Directors of each class serve for three-year terms that expire over a three-year period on a revolving basis.

   The Board of Directors has nominated Stephen G. Kasnet and A. Robert Towbin for election as Directors at the Annual Meeting, to serve for three-year terms until the 2003 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, and to serve with the five Directors whose terms expire in 2001 and 2002. Each of these nominees currently is serving as a Director for a term expiring at the Annual Meeting.

  The Board of Directors recommends a vote FOR the Directors nominated by the
                                     Board.

   Information regarding the two nominees and the other Directors is set forth below. This information has been furnished by the individuals named.

                                Principal Occupation         Director Term to
 Name                Age       and Other Affiliations         Since   Expire
 ----                ---       ----------------------        -------- -------
 Stephen G. Kasnet..  54 Mr. Kasnet serves as President of     1986    2003*
                         Pioneer Global Investments,
                         Executive Vice President of The
                         Pioneer Group, and President of
                         Pioneer Poland Real Estate Fund.
                         From 1996 to 1998, Mr. Kasnet
                         served as President of Pioneer
                         Real Estate Advisors, Inc. and
                         Vice President of The Pioneer
                         Group. He was Managing Director
                         of First Winthrop Corporation and
                         Winthrop Financial Associates,
                         which are real estate development
                         and management companies, from
                         1991 to September 1995. He is
                         also Chairman of the Board of
                         Warren Bancorp, Inc. and Warren
                         Five Cents Savings Bank in
                         Peabody, Massachusetts, a Trustee
                         and Vice President of Pioneer
                         Real Estate Shares and Pioneer
                         Real Estate Shares (Dublin), and
                         a member of the Urban Land
                         Institute.


 A. Robert Towbin...  64 Mr. Towbin is Co-Chairman and         1994    2003*
                         Managing Director of C.E.
                         Unterberg Towbin. From January
                         1994 to August 1995, he was
                         President and Chief Executive
                         Officer of the Russian-American
                         Enterprise Fund and, upon its
                         merger with the Fund for Large
                         Enterprises in Russia, Vice
                         Chairman of the resulting U.S.
                         Russia Investment Fund. From 1987
                         to 1994, Mr. Towbin was a
                         Managing Director of Lehman
                         Brothers. Prior to 1987, he was a
                         Director and Vice Chairman of
                         L.F. Rothschild, Unterberg,
                         Towbin Holdings, Inc. Mr. Towbin
                         serves as a Director of Gerber
                         Scientific, Inc., Globalstar
                         Telecommunications Limited,
                         Globecomm Systems, Inc., True
                         Time, Inc. and K&F Industries
                         Inc.

                                Principal Occupation         Director Term to
 Name                 Age      and Other Affiliations         Since   Expire
 ----                 ---      ----------------------        -------- -------
 William L. Brown....  78 Mr. Brown is retired. He was         1990    2002
                          Chairman of the Board of
                          BankBoston Corporation and The
                          First National Bank of Boston
                          from 1983 to 1989, Chief
                          Executive Officer from 1983 to
                          1987 and President from 1971 to
                          1982. He was a Director of both
                          Bank of Boston Corporation and
                          The First National Bank of
                          Boston until March 1992. He is
                          also a Director of GC Companies,
                          Inc. and Ionics Incorporated.

 Thomas P. D'Arcy....  40 Mr. D'Arcy was elected               1996    2002
                          President, Chief Executive
                          Officer and a Director of the
                          Company in 1996 and Chairman of
                          the Board in 1998. Mr. D'Arcy
                          previously served as Executive
                          Vice President of the Company
                          from September 1995 to February
                          1996, Senior Vice President of
                          the Company from June 1992 to
                          September 1995, Vice President
                          of the Company from October 1991
                          to June 1992 and Investment
                          Manager from September 1989 to
                          October 1991. Mr. D'Arcy is a
                          member of the International
                          Council of Shopping Centers, the
                          Building Owners and Managers
                          Association and the National
                          Association of Real Estate
                          Investment Trusts.

 Joseph E. Hakim.....  51 Mr. Hakim has served since 1990      1994    2002
                          as President and Chief Executive
                          Officer of Merchandise Mart
                          Properties, Inc. in Chicago,
                          Illinois. Mr. Hakim served as
                          Chairman of the Board of the
                          Company from February 1996 to
                          May 1998. He has served as
                          Chairman of the Board of Joseph
                          P. Kennedy Enterprises, Inc.
                          since 1998, and was the
                          President of Joseph P. Kennedy
                          Enterprises, Inc. from 1980 to
                          1998. Mr. Hakim is also the
                          Treasurer of the Joseph P.
                          Kennedy Foundation.

 Paul G. Kirk, Jr. ..  62 Mr. Kirk is counsel to, and          1991    2001
                          until 1989 was a partner in the
                          law firm of Sullivan & Worcester
                          in Boston, Massachusetts. He is
                          also Chairman and Treasurer of
                          Kirk and Associates, Inc., a
                          business advisory and consulting
                          firm. From 1985 to 1989, he
                          served as Chairman of the
                          Democratic Party of the United
                          States, and from 1983 to 1985 as
                          its Treasurer. Mr. Kirk is a
                          Director of Hartford Life
                          Insurance Inc., Hartford
                          Financial Services Group, Inc.
                          and Rayonier, Inc. He is a
                          Trustee of St. Sebastian's
                          School, Co-Chairman of the
                          Commission on Presidential
                          Debates, Chairman of the John F.
                          Kennedy Library Foundation and
                          Chairman of the National
                          Democratic Institute for
                          International Affairs.

                                   Principal Occupation        Director Term to
 Name                    Age      and Other Affiliations        Since   Expire
 ----                    ---      ----------------------       -------- -------
 W. Nicholas Thorndike..  67 Mr. Thorndike serves as a           1980    2001
                             corporate director or trustee
                             of a number of organizations,
                             including Courier Corporation,
                             Eastern Utility Associates, The
                             Putnam Funds and Cabot
                             Industrial Trust. He also has
                             served as a Trustee of
                             Massachusetts General Hospital
                             for many years, having served
                             as Chairman of the Board from
                             1987 to 1992 and President from
                             1992 to 1994. Until December
                             1988, he was Chairman and
                             Managing Partner of Wellington
                             Management Company (an
                             investment advisor).

--------
*  If elected at the Annual Meeting.

   There were four meetings of the Board of Directors of the Company in 1999. All of the Directors attended at least 75% of such board meetings and meetings of committees of which they were members.

   The Company has standing Audit, Compensation and Executive Committees.

   The Audit Committee makes recommendations to the full Board as to the selection of the Company's independent public accounting firm, meets with representatives of such firm two times a year and reviews transactions between the Company and any Director, officer or affiliate for potential conflicts of interest. Messrs. Thorndike, as Chairman, Brown and Kasnet served as members of the Audit Committee at the two meetings held by such Committee in 1999.

   The Compensation Committee, consisting of Messrs. Kirk, as Chairman, Hakim and Towbin, with Mr. Brown as a voting member through May 13, 1999, is responsible for the oversight of executive compensation and the issuance and administration of option and other grants under the Company's Amended Stock Option and Incentive Plan (the "Stock Option and Incentive Plan"). The Compensation Committee met three times during 1999. For more information regarding the Compensation Committee's duties, see "Report of the Compensation Committee" below.

   The Executive Committee, consisting of Messrs. Hakim, as Chairman, D'Arcy and Kasnet, has authority to approve acquisitions of, additions to and dispositions of properties. The Executive Committee met five times in 1999.

B.Compensation of Directors and Executive Officers

   During 1999, the Company paid its non-employee Directors annual cash retainers of $15,000, plus a fee of $1,000 for each Board meeting attended. The chairman of each of the Audit, Compensation and Executive Committees received an additional fee of $1,000, and each other committee member an additional fee of $750, for each committee meeting attended. The Compensation Committee has determined that all of the non-employee Directors, will continue to receive the same $15,000 cash retainer and $1,000 fee per meeting for 2000. Pursuant to advice from compensation consultants engaged by the Committee and the Company's Stock Option and Incentive Plan, each non-employee Director who was serving as a Director of the Company on the next business day after the adjournment of the Company's Annual Meeting of Stockholders receives on such day a nonqualified option to purchase 3,500 Common Shares. Thus, each non-employee Director serving as a Director on the next business day after the adjournment of the 2000 Annual Meeting will receive on such day a non-qualified option to purchase 3,500 Common Shares. All such options are immediately exercisable in full and have an exercise price per share equal to the fair market value of the Common Shares at the time of grant, as determined by reference to a formula provided in the Stock Option and Incentive Plan. In addition, all Directors are reimbursed for travel expenses incurred in attending meetings of the Board and its committees.

   The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated executive officers who earned in excess of $100,000 as compensation for their services during 1999 (collectively, the "Named Executives").

 Summary Compensation Table

   The following table sets forth certain information regarding the cash and equity-based compensation paid or granted by the Company to or on behalf of the Named Executives in all capacities as compensation for their services during each of the three years ended December 31, 1999.

                                   Annual Compensation       Long-Term
                               ---------------------------- Compensation
                                               Bonus           Award
                                        ------------------- ------------
                                                               Common
                                                 Management    Shares
        Name and                          Cash   Adjustment  Underlying   All Other
   Principal Position     Year  Salary   Bonus   Awards(1)   Options(2)  Compensation
   ------------------     ---- -------- -------- ---------- ------------ ------------
Thomas P. D'Arcy, ......  1999 $325,000 $275,000  $    --     200,000       $7,642(3)
 President and Chief      1998  325,000  244,000       --     100,000        6,587
 Executive Officer        1997  250,000  200,000   713,194        --         3,342

Richard L. Heuer, ......  1999  206,000  154,500       --      50,000        3,650(4)
 Executive Vice Presi-    1998  196,000   75,000       --      50,000        2,950
  dent
                          1997  185,000   70,000   285,274        --         2,387

E. Paul Dunn, ..........  1999  195,500  146,250       --      50,000        3,571(5)
 Executive Vice Presi-    1998  185,500   75,000       --      50,000        2,950
  dent
                          1997  175,000   70,000   285,274        --         2,232

Irving E. Lingo, Jr., ..  1999  195,000  146,250       --      50,000        3,563(6)
 Chief Financial Officer  1998  180,000   75,000       --      50,000        2,950
                          1997  168,000   70,000   285,274        --         2,181

Steven St. Peter, ......  1999  185,000  146,250       --      50,000        3,388(7)
 Executive Vice Presi-    1998  157,576   75,000       --      50,000        2,908
  dent
                          1997  130,000   70,000   142,637        --           791

--------
(1) Reflects (i) the market value on the date of issuance of "management adjustment awards" in the form of unrestricted Common Shares issued on February 18, 1998 in connection with the Board of Directors' decision in the fourth quarter of 1997 to terminate the Company's Superior Performance Incentive Plan, plus cash payments made in 1998 to cover the related increased income tax liability, (ii) the Compensation Committee's determination that such management adjustment awards should be allocated equally to the service of the Named Executives for the Company during 1996 and 1997, and (iii) the Compensation Committee's awareness that no equity-based compensation was awarded to the Named Executives in 1996 or 1997 and that no stock options would be granted to the Named Executives during 1998. The Board of Directors' decision to terminate the Superior Performance Incentive Plan was based upon the fact that administrative complexities made implementation of and accounting for such plan impractical, primarily because of the impossibility of accurately estimating quarterly period costs of a plan whose pay-out, if any, would be based upon the superior total return to stockholders of the Company in excess of the Company's peer group over a 3-year period.
(2) Reflects stock options to purchase Common Shares granted to the Named Executives under the Stock Option and Incentive Plan on January 27, 2000 based on 1999 performance and on February 1, 1999 based on 1998 performance. All such options vest over a period of 5 years, as follows:
    50% on the third anniversary of their grant and 25% each on the fourth and fifth anniversaries of their grant, subject to earlier vesting upon the occurrence of specified events including a change of control (as defined in the Stock Option and Incentive Plan) of the Company.
(3) Includes $4,142 in premiums paid by the Company for disability and life insurance policies and Company matching contributions of $3,500 under the Company's 401(k) plan.
(4) Includes $150 in premiums paid by the Company for a term life insurance policy and Company matching contributions of $3,500 under the Company's 401(k) plan.
(5) Includes $150 in premiums paid by the Company for a term life insurance policy and Company matching contributions of $3,421 under the Company's 401(k) plan.
(6) Includes $150 in premiums paid by the Company for a term life insurance policy and Company matching contributions of $3,413 under the Company's 401(k) plan.

(7) Includes $150 in premiums paid by the Company for a term life insurance policy and Company matching contributions of $3,238 under the Company's 401(k) plan.

 Options Granted in Last Fiscal Year

   The following table sets forth certain information regarding options that were granted to Named Executives during 1999, based on 1998 performance.

                                                                                Potential Realizable
                                                                                  Value at Assumed
                                                                                Annual Rates of Stock
                                                                               Price Appreciation for
                              Individual Grants                                    Options Term(1)
------------------------------------------------------------------------------ -----------------------
                              Number of  Percent of Total
                              Securities     Options
                              Underlying    Granted to    Per Share
                               Options     Employees in   Exercise  Expiration
     Name                      Granted     Fiscal Year      Price      Date        5%          10%
     ----                     ---------- ---------------- --------- ---------- ----------- -----------
Thomas P. D'Arcy.............  100,000          21%        $19.90    1/31/09   $ 1,251,500 $ 3,171,550
Richard L. Heuer.............   50,000          11%         19.90    1/31/09       625,750   1,585,775
E. Paul Dunn.................   50,000          11%         19.90    1/31/09       625,750   1,585,775
Irving E. Lingo, Jr..........   50,000          11%         19.90    1/31/09       625,750   1,585,775
Steven St. Peter.............   50,000          11%         19.90    1/31/09       625,750   1,585,775

--------
(1) Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The options will have value only if they are exercised, and that value will depend entirely on the share price on the exercise date.

 Unexercised Options at 1999 Year-End

   The following table sets forth certain information regarding unexercised stock options held by the Named Executives as of December 31, 1999. No Named Executive exercised options during 1999.

                              Number of Common          Value of Unexercised
                              Shares Underlying             In-the-Money
                           Unexercised Options at            Options at
                              December 31, 1999          December 31, 1999
Name                      Exercisable/Unexercisable Exercisable/Unexercisable(1)
----                      ------------------------- ----------------------------
Thomas P. D'Arcy.........      40,000/100,000              $ 110,750/ --
Richard L. Heuer.........       25,000/50,000                 64,063/ --
E. Paul Dunn.............           --/50,000                     --/ --
Irving E. Lingo, Jr......       25,000/50,000                 23,438/ --
Steven St. Peter.........           --/50,000                     --/ --

--------
(1) Market value of the Common Shares underlying the Named Executive's in-the-money options at year-end (based on a closing market price of $17.4375 per Common Share) minus the aggregate exercise price.

C.Report of the Compensation Committee

   Committee Responsibilities. The responsibilities of the Compensation Committee (the "Committee") include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company on at least an annual basis; (ii) establishing the cash and equity-based compensation and benefits to be provided to the executive officers of the Company; (iii) issuing and administering awards under the Stock Option and Incentive Plan; (iv) informally reviewing, to the extent available, information with respect to the compensation paid to executive officers of comparable equity real estate investment trusts ("REITs") comprising the "NAREIT Strip Center Index," and comparing such information with the overall compensation paid to the Company's executive officers; (v) recommending compensation for the members of the Board of Directors for their services as Directors; and (vi) reporting periodically to the full Board with respect to the foregoing.

   Compensation Philosophy for Executive Officers. The Committee's executive compensation philosophy is to align the interests of key executives with the interests of stockholders by developing appropriate compensation measures for such executives. The Committee believes that components of the total compensation package for senior executives should include (i) a base salary,
(ii) an annual incentive bonus, which may be in the form of cash or stock and the amount of which will depend upon the success of the Company and of the executives' involvement in achieving specified objectives, and (iii) a long-term performance incentive, the value of which will depend upon an increase in the value of the Company's common stock over an extended period of time. For 1999, the compensation of the Company's Chief Executive Officer and other executive officers was comprised of (i) an annual base salary, (ii) an annual incentive cash bonus, and (iii) a long-term performance incentive in the form of grants of nonqualified options made as of January 27, 2000 under the Company's Stock Option and Incentive Plan.

   Base Salary. In order to compete for and retain talented executives who are critical to the Company's long term success, the Committee has determined that the base salaries of executive officers should approximate those of executives of equity REITs that compete with the Company for employees, investors and tenants while also taking into account the executive officers' performance and tenure. The Committee reviews base salaries annually and, if appropriate, modifies such salaries to reflect recent market practices and performance. The increase in base salaries for 1999 over 1998 for the Named Executives reflected in the accompanying table reflects the modifications made by the Committee in early 1999. After its annual review of base salaries in early 2000, the Committee maintained the base salaries of its Named Executives for 2000, with the exception of Mr. St. Peter, whose salary was increased by $10,000 from his 1999 base salary.

   Annual Incentive Bonus. In order to motivate key executives to achieve annual strategic business goals, the Committee believes executives should receive annual incentive bonuses for their contributions in achieving such goals. In particular, the Committee seeks to provide key executives with a total compensation package that is competitive with comparable equity REITs when, among other things, the Company's per share funds from operations ("FFO") increase and its total return to stockholders exceeds that of comparable equity REITs.

   Beginning with the 1997 fiscal year, the Committee implemented an incentive award program to compensate senior executive officers in the form of annual incentive bonuses for achieving the Company's strategic business goals. Pursuant to this program, at the beginning of each year the Committee, in consultation with the Chief Executive Officer, establishes for each executive a range of incentive bonus opportunities, stated as percentages of such executive's base salary, which the executive is entitled to receive based in part upon such executive's position to impact the annual success of the Company and in part upon the level of performance achieved by the Company and the individual executive for that year. With respect to that portion of the annual incentive bonus that is based upon the Company's and the individual executive's performance, sixty-five percent (65%) is tied to the Company's overall performance level and thirty-five percent (35%) is tied to the individual executive's performance level. In general, the threshold, target and maximum amounts of the annual bonus, subject in each case to the Committee's discretion, are set at 25%, 50% and 75% of annual base salary, respectively.

   In consultation with the Chief Executive Officer, the Committee set as the corporate performance measures for 1999 under the incentive award program (i) growth in FFO per share, and (ii) achieving greater total stockholder return than its peer group. In order to achieve the maximum incentive bonus allocated to corporate performance, the Company's FFO per share had to increase by 9.0% and its total stockholder return had to be 5.0% greater than its peer group. The Company's actual growth in FFO per share in 1999 was 9.6% and its total market return was 4.7% in excess of its peer group.

   In assessing the individual performance component of the incentive award program for each senior executive, the Committee considered the significant roles played by the various executive officers in achieving the following strategic initiatives during 1999: (i) exceeding an FFO per share target of $2.24, and (ii) increasing the Company's return on real estate investments above 10.25%. In addition to these financial factors, the Committee considered the Company's success in implementing its development program, expanding its redevelopment activities, implementing a comprehensive credit evaluation system and bringing the Company's web site on-line, among other things. The Committee acknowledged that the Company's ratio of debt to total market capitalization of 43.9% exceeded its target level of 40% and that the Company had not achieved a market capitalization in excess of $1.25 billion but determined that the state of the equity capital markets had prevented the Company from achieving these objectives. Based upon these achievements and the recommendation of the Chief Executive Officer, the Committee determined each senior executive was entitled to the maximum level incentive bonus allocated to individual performance.

   As a result of the above analysis, and exercising its authority to increase or decrease amounts determined by formulaic allocation, the Committee, in consultation with the Chief Executive Officer, awarded to the Named Executives other than the Chief Executive Officer the following cash bonuses for 1999:
$154,500 to Mr. Heuer and $146,250 to each of Messrs. Dunn, Lingo and St.
Peter.

   Long-Term Incentive Program. Beginning with the 1998 fiscal year, the Board of Directors, upon terminating the previous Superior Performance Incentive Plan for the reasons described in note (1) to the accompanying Summary Compensation Table and in the Committee's Report contained in the proxy statement relating to the 1998 Annual Meeting, determined that the Company's long-term incentive program would consist of the grant of nonqualified stock options under the Company's Stock Option and Incentive Plan at the beginning of each year to senior executives of the Company for a number of Common Shares which will vary, depending on the position and salary of the executive and the Company's success in delivering annual total stockholder returns that meet threshold, target or superior returns established by the Committee. For 1999, the Committee initially established these threshold, target and superior total returns at 10%, 12% and 15%, respectively.

   The Committee met in early 2000 to review the Company's results and the senior executives' respective performance during 1999. Although the 10% threshold was not met for 1999, the Committee noted that, relative to its peer group, the Company's performance during the year was very strong despite difficult market conditions. The Company's total return was -7.8%, as compared to -12.5% for its direct peers and -10.7% for the broader NAREIT Strip Center Index, which consists of owners of community shopping centers such as the Company. The Committee noted that, since January 1996, the Company has produced the highest total returns to stockholders among its peer group. Accordingly, the Committee exercised its discretionary power to grant stock options largely equivalent to the amount set to have been granted upon meeting the threshold level, including, with respect to the Named Executive Officers other than the Chief Executive Officer, the grant of options to purchase 50,000 Common Shares to each of Messrs. Heuer, Dunn, Lingo and St. Peter. In recognition of the Chief Executive Officer's role in the Company's strong relative performance, the Committee exercised its discretion to award options to purchase 200,000 Common Shares to Mr. D'Arcy, which is equivalent to the amount set to have been granted if the target level had been met. The options were granted at an exercise price of $17.50 per share, the closing price per Common Share on the New York Stock Exchange on the January 27, 2000 grant date.

   Pursuant to the long-term incentive program, each such option will vest with respect to 50% of the underlying Common Shares on the third anniversary of the grant, 75% of the underlying Common Shares on the fourth anniversary of the grant, and 100% of the underlying Common Shares on the fifth anniversary of the grant or earlier upon the occurrence of certain events, including a change of control (as defined in the Company's Stock Option and Incentive Plan) of the Company. The right to exercise any option granted under the program will expire on the tenth anniversary of such grant or earlier upon the occurrence of certain events.

   Compensation of Chief Executive Officer. The Committee believes that Mr. D'Arcy played a significant role in the Company's having achieved many of its objectives in 1999 and performing well despite difficult market conditions. Under the Committee's policies, Mr. D'Arcy's annual compensation is determined in a manner similar to the other executive officers, with a base salary reviewed annually, a bonus under the annual incentive bonus program and an annual grant of a nonqualified stock option under the long-term incentive program depending on whether the Company meets determined performance objectives. In accordance with the goals and formulas established under the Committee's annual incentive bonus program, the Committee awarded Mr. D'Arcy the maximum cash bonus of $275,000 for 1999. As described above, exercising its discretionary powers, the Committee awarded 200,000 stock options to Mr. D'Arcy under the long-term incentive plan. Following its annual review of base salaries, the Committee voted, consistent with Mr. D'Arcy's employment agreement, to maintain Mr. D'Arcy's current base salary of $325,000 for 2000.

   Federal Tax Regulations. As a result of Section 162(m) of the Internal Revenue Code (the "Code"), the Company's Federal tax deduction of executive compensation may be limited to the extent that the Chief

Executive Officer or other executive officers whose compensation is required to be reported in the summary compensation table in the Company's proxy statement receives compensation in excess of $1,000,000 in a taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Committee believes that the amount by which the fair market value of stock issued to the Chief Executive Officer and to the other Named Executives upon the exercise of the nonqualified options granted to them under the long-term incentive program exceeds the exercise price of such options (which amount will constitute taxable income to the Named Executive) will be deductible by the Company as performance-based compensation under Section 162(m) of the Code.

   Submitted by:

   Paul G. Kirk, Jr., Chairman
   Joseph E. Hakim
   A. Robert Towbin

D.Compensation Committee Interlocks and Inside Participation

   The Compensation Committee consists of Messrs. Kirk, as Chairman, Hakim, and Towbin. No member of the Compensation Committee has ever been an officer or employee of the Company.

E.Employment Agreement

   The Company has entered into an employment contract with Mr. D'Arcy for a period of three years commencing April, 1999, with an automatic one year evergreen extension unless notice is given by either party. The employment contract provides a minimum annual base salary of $325,000 per year, which the Board may increase based on an annual redetermination. Mr. D'Arcy's base salary for 2000 is $325,000. Under the employment contract, Mr. D'Arcy is also entitled to receive an annual incentive bonus and to participate in the Company's long-term incentive program, which at the present time consists of the grant of nonqualified options for Common Shares under the Stock Option and Incentive Plan. See "Report of the Compensation Committee."

   The contract contains a noncompetition provision and a change in control provision pursuant to which Mr. D'Arcy would receive up to three times his annual cash compensation in the event of a termination of his employment or a significant alteration of his duties within 18 months of such change in control.

F.Share Performance Graph

   The following graph provides a comparison of the five-year cumulative total stockholder return (assuming reinvestment of dividends) among the Company, the NAREIT Equity REIT Total Return Index (the "NAREIT Equity Index") and the Standard & Poor's 500 Index, beginning on December 31, 1994. The NAREIT Equity Index is an industry index maintained by the National Association of Real Estate Investment Trusts ("NAREIT") which measures the performance over applicable periods of time of those publicly-traded qualified REITs whose investments consist primarily of the ownership of equity interests in income producing real property. The NAREIT Equity Index includes the Company and, according to NAREIT, 167 other REITs which, in the aggregate, had a market capitalization of $118 billion at December 31, 1999. The historical information set forth below is not necessarily indicative of future performance.
                                    [CHART]

                           12/31/94     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
Bradley Real Estate, Inc.    $ 100        $  96        $ 140        $ 174        $ 182         $ 168
NAREIT Equity REIT Index     $ 100        $ 115        $ 156        $ 188        $ 155         $ 148
S&P 500                      $ 100        $ 137        $ 169        $ 225        $ 290         $ 351

                       II. BENEFICIAL OWNERSHIP OF SHARES

A. Security Ownership of Certain Beneficial Owners

   Information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of more than 5% of the Company's outstanding Common Shares as of December 31, 1999 is as follows. Such information is based upon filings received by the Company under the Exchange Act and the number of shares outstanding as of March 1, 2000. Based upon filings received by the Company under the Exchange Act, there were no holders of more than 5% of the Company's outstanding Preferred Shares as of December 31, 1999.

                                                  No. of Common Shares Percent
Name and Address of Beneficial Owner               Beneficially Owned  of Class
------------------------------------              -------------------- --------
CRA Real Estate Securities, L.P. (1).............      2,041,091         9.1%
 259 N. Radnor Chester Road, Suite 205
 Radnor, PA 19087


Public Employees Retirement System of Ohio (2)...      1,362,993         6.1%
 277 East Town Street
 Columbus, Ohio 43215-4642


European Investors Inc. (3)......................      1,353,990         6.1%
 667 Madison Avenue, 16th Floor
 New York, NY 10021


LaSalle Investment Management (Securities), L.P.
 (4).............................................      1,315,100         5.9%
 200 East Randolph Drive
 Chicago, IL 60601

--------
(1) In a filing on Schedule 13G under the Exchange Act dated February 14, 2000 received by the Company and not subsequently amended, CRA Real Estate Securities, L.P. reported that it had sole voting power with respect to 1,832,191 of such Shares, sole dispositive power with respect to 1,968,291 of such Shares, and shared dispositive power with respect to 72,800 of such Shares.
(2) In a filing on Schedule 13G under the Exchange Act dated January 26, 2000 received by the Company and not subsequently amended, Public Employees Retirement System of Ohio reported that it had sole voting power with respect to all 1,362,993 of such Shares and sole dispositive power with respect to all 1,362,993 of such Shares.
(3) In a filing on Schedule 13G under the Exchange Act dated February 10, 2000 received by the Company and not subsequently amended, European Investors Inc. reported that it had sole voting power with respect to 204,391 of such Shares, shared voting power with respect to 80,100 of such Shares, sole dispositive power with respect to 214,990 of such Shares, and shared dispositive power with respect to 80,100 of such Shares. EII Realty Securities Inc., a wholly-owned subsidiary of European Investors Inc., reported that it had sole voting power with respect to 951,399 of such Shares and sole dispositive power with respect to 1,058,900 of such Shares.
(4) In a filing on Schedule 13G under the Exchange Act dated February 10, 2000 received by the Company and not subsequently amended, LaSalle Investment Management (Securities), L.P. reported that it had sole voting power with respect to 132,200 of such Shares, shared voting power with respect to 1,182,900 of such Shares, sole dispositive power with respect to 132,200 of such Shares, and shared dispositive power with respect to 1,182,900 of such Shares. LaSalle Investment Management, Inc., a related party, filed as part of a group reporting no ownership.

B. Security Ownership of Management

   Information known to the Company as of March 1, 2000 with respect to beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Company's Common Shares by (i) each Director of the Company, (ii) each of the Named Executives and (iii) all Directors and executive officers of the Company as a group is as follows. Such information is based on filings received by the Company under the Exchange Act, as supplemented by additional information provided to the Company. Unless otherwise indicated, the beneficial owner has sole voting power and sole dispositive power with respect to the Common Shares beneficially owned. None of the following individuals own any Preferred Shares.

                                             No. of Common Shares   Percent
Name of Beneficial Owner                      Beneficially Owned  of Class (1)
------------------------                     -------------------- ------------
William L. Brown............................        18,500(2)          *
Thomas P. D'Arcy............................        87,412(3)          *
Joseph E. Hakim.............................       312,435(4)         1.4%
Stephen G. Kasnet...........................        27,060(5)          *
Paul G. Kirk, Jr. ..........................        18,726(6)          *
W. Nicholas Thorndike.......................        29,877(7)          *
A. Robert Towbin............................        31,000(8)          *
Richard L. Heuer............................        51,146(9)          *
E. Paul Dunn................................        18,000(10)         *
Irving E. Lingo, Jr. .......................        43,506(11)         *
Steven St. Peter............................         9,323             *
All Directors and executive officers as a          684,883(12)        3.0%
 group (13 persons).........................

--------
 * Less than one percent.
(1) For purposes of computing the percentage of outstanding Common Shares held by each person, any Common Shares which such person has the right to acquire pursuant to the exercise of a stock option within 60 days following March 1, 2000 is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(2) Includes 17,000 Common Shares subject to stock options granted to Mr. Brown under the Company's Stock Option and Incentive Plan.
(3) Includes 40,000 Common Shares subject to stock options granted to Mr. D'Arcy under the Company's Stock Option and Incentive Plan.
(4) Includes 17,000 Common Shares subject to stock options granted to Mr. Hakim under the Company's Stock Option and Incentive Plan; 1,000 Common Shares owned by Mr. Hakim's spouse, as to which Mr. Hakim does not have any voting or investment power and as to which Mr. Hakim disclaims any beneficial interest and 286,635 Common Shares owned by a trust for which Mr. Hakim serves as trustee and as to which Mr. Hakim disclaims any beneficial interest.
(5) Includes 17,000 Common Shares subject to stock options granted to Mr. Kasnet under the Company's Stock Option and Incentive Plan and 8,350 Common Shares which Mr. Kasnet and his spouse own jointly. Also includes 1,710 owned by a family trust of which Mr. Kasnet is trustee; Mr. Kasnet disclaims any economic interest in such 1,710 Common Shares. Does not include any Common Shares which may be beneficially owned by Pioneer Real Estate Shares, of which Mr. Kasnet serves as Trustee and Vice President. Mr. Kasnet does not have any voting or dispositive power with respect to any Common Shares owned by Pioneer Real Estate Shares.
(6) Includes 17,000 Common Shares subject to stock options granted to Mr. Kirk under the Company's Stock Option and Incentive Plan.

(7) Includes 17,000 Common Shares subject to stock options granted to Mr. Thorndike under the Company's Stock Option and Incentive Plan.
(8) Includes 17,000 Common Shares subject to stock options granted to Mr. Towbin under the Company's Stock Option and Incentive Plan, 1,000 Common Shares held by a family trust of which Mr. Towbin is trustee and 8,000 Common Shares beneficially owned by Global Foundation for the Humanities, of which Mr. Towbin serves as a Director. Mr. Towbin disclaims any economic interest in the 1,000 Common Shares owned by the family trust and the 8,000 Common Shares owned by Global Foundation for the Humanities. Mr. Towbin has sole investment power but no voting power with respect to the Common Shares owned by Global Foundation for the Humanities.
(9) Includes 25,000 Common Shares subject to stock options granted to Mr. Heuer under the Company's Stock Option and Incentive Plan.
(10) Includes 2,000 Common Shares owned by Mr. Dunn's spouse, as to which Mr. Dunn does not have any voting or investment power and as to which Mr. Dunn disclaims any economic interest.
(11) Includes 25,000 Common Shares subject to stock options granted to Mr. Lingo under the Company's Stock Option and Incentive Plan.
(12) Includes 211,000 Common Shares subject to stock options granted to the Directors and executive officers of the Company under the Company's Stock Option and Incentive Plan.

           III. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   No Director, officer or associate of any such person is or at any time during 1999 was indebted to the Company, and it has not been the Company's practice to make loans to Directors, officers or their associates.

                       IV. INDEPENDENT PUBLIC ACCOUNTANT

   KPMG LLP served as the Company's independent public auditors for the fiscal year ended December 31, 1999 and has been selected by the Board to be the Company's independent public auditors for 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she so desires, and to answer appropriate questions from stockholders.

                V. SOLICITATION OF PROXIES AND VOTING PROCEDURES

   The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitation may also be made by personal interview, telegram, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of the Shares held of record by them and such custodians will be reimbursed for their expenses.

   The presence, in person or by proxy, of holders of Shares entitled to cast at least a majority of the total number of votes entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Shares that reflect abstentions or "broker nonvotes" (i.e., Shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such Shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such Shares), if any, will be counted as present for purposes of determining whether a quorum is present.

   Directors are elected by a plurality of votes cast if a quorum is present. With respect to the election of Directors, votes may only be cast in favor of or withheld from each nominee; votes that are withheld, abstentions and broker nonvotes will have no impact on the outcome of the election of Directors and will be excluded entirely from the vote and will have no effect.

          VI. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Shares or of the Company's Preferred Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1999, all filing requirements were complied with.

                  VII. STOCKHOLDER PROPOSALS AND OTHER MATTERS

   Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company on or before November 30, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be directed to the Secretary of the Company.

   The Company's Bylaws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's Proxy Statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as provided in the Company's Bylaws, to the Secretary of the Company no earlier than December 12, 2000 and no later than February 26, 2001, if the Company's 2001 Annual Meeting of Stockholders is on the business day closest to the Anniversary Date as defined below. The Company's Bylaws provide a formula for calculating the above dates, which is
(i) not less than 75 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof (the "Anniversary Date") or, (ii) if the Annual Meeting is called for a date more than seven calendar days prior to the Anniversary Date, not later than the close of business on (1) the 20th calendar day (or if that day is not a business day for the Company, the next succeeding business day) following the earlier of (x) the date on which notice of the date of such meeting was mailed to stockholders, or (y) the date on which the date of such meeting was publicly disclosed, or (2) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, then the later of
(x) the 20th calendar day (or if that day is not a business day for the Company, the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (y) the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, the next succeeding business day). Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

   The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

   You are urged to complete, date, sign and return your proxy promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. For your convenience in returning the proxy card, a preaddressed and postage paid envelope has been enclosed.

                            YOUR PROXY IS IMPORTANT
                      WHETHER YOU OWN FEW OR MANY SHARES.

           Please date, sign and mail the enclosed proxy card today.

                                                                      1355-PS-00

                                  DETACH HERE


                                     PROXY

                           BRADLEY REAL ESTATE, INC.

       PROXY FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 2000

  The undersigned, revoking any proxy heretofore given, hereby appoints THOMAS
P. D'ARCY and JOSEPH E. HAKIM, and each of them (with full power to act alone), proxies with power of substitution to act and vote on behalf of the undersigned, as designated on the reverse side, all shares of Common Stock and 8.4% Series A Convertible Preferred Stock of BRADLEY REAL ESTATE, INC. (the "Company") held of record by the undersigned at the close of business on March 17, 2000, at the 2000 Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. local time on the 57th Floor of BANK ONE, 1 Bank One Plaza, Chicago, Illinois, on May 11, 2000, or at any adjustment or postponement thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof as well as on matters related to the conduct of the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the Company's 1999 Annual Report. This proxy may be revoked at any time before it is exercised.

    UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE

                                  DETACH HERE

[X] Please mark
    vote as in
    example.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors recommends a vote "FOR" each of the nominees set forth below.

    1. Proposal to elect two Directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.
       Nominees: (01)Stephen G. Kashet and (02)A. Robert Towbin

                FOR   [_]     [_] WITHHELD
                ALL               FROM ALL
              NOMINEES            NOMINEES

[_] ___________________
    For all nominees except as noted above


                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [_]

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                              Sign exactly as name appears hereon, Joint owners should each sign. (NOTE: When signing as Executor, Administrator, Custodian, Attorney, Trustee, Guardian, etc., please add full title.)


Signature:_____________ Date: ___________ Signature: _____________ Date:________